Exhibit 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT ACQUIRES
MONTCLAIR PARC IN OKLAHOMA CITY

IRVINE, Calif., May 2, 2012 – Steadfast Income REIT, Inc. announced today the $35.75 million acquisition of Montclair Parc, a 360-unit community in Oklahoma City. The acquisition brings the total apartment units in the REIT to almost 2,500 and marks the second Oklahoma City-area acquisition this year.
“In 2008 Forbes magazine named Oklahoma City the most ‘recession proof city in America’,” said Rodney F. Emery, CEO and president of Steadfast. “Considering their current unemployment rate is nearly 3% below the national average, the state capital seems to be living up to those expectations. When you add in the low cost of doing business and the state’s current plans to reduce its income tax, we believe both new companies and residents will continue to be attracted to Oklahoma City.”
Montclair Parc was built in 2000 and consists of 18 three‐story residential buildings set amongst a 22-acre site that affords residents ample open space and large floorplans. The garden-style property is 98% occupied with a mix of one-, two- and three-bedroom apartments that average approximately 924 square feet and have in-place monthly rents that average $883.
Residents enjoy amenities that include entry card access to the gated community, fully equipped kitchens, full‐size washer/dryer connections, private terraces or patios, a resort‐style swimming pool with heated spa, a 24‐hour fitness facility and intrusion alarms. In addition, many units have attached garages, nine‐foot ceilings with crown moulding, oval Roman tubs and wood-burning fireplaces with custom mantels.

Montclair Parc is located in a highly desirable, affluent submarket 12‐miles south of downtown Oklahoma City, and is served by the Moore Public School System, one of the strongest in the state. Residents of the neighborhood enjoy a number of cultural and recreational opportunities available in the area and quick access to employment centers, medical centers and shopping.
In recent years, Oklahoma City’s economy has expanded beyond the oil, natural gas and petroleum products industries that have long been primary drivers of the local economy to include the information technology, services, healthcare and administration sectors. Two Fortune 500 companies, Devon Energy Corporation and Chesapeake Energy Corporation are based in Oklahoma City, and the largest employers in the area are Tinker Air Force Base, the University of Oklahoma and INTEGRIS Baptist Medical Center.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
The REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

###